UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 20, 2020

UNITED AIRLINES HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-06033	36-2675207
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

233 S. Wacker Drive, Chicago,IL	60606
(Address of principal executive offices)	(Zip Code)

(872) 825-4000

Registrant’s telephone number, including area code

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, $0.01 par value	UAL	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07 Submission of Matters to a Vote of Security Holders.

On May 20, 2020, United Airlines Holdings, Inc. (the “Company”) held its 2020 Annual Meeting of Stockholders (the “Annual Meeting”). The proposals submitted to the stockholders at the Annual Meeting were as follows:

•	Proposal 1 – the election of the nominees to the Company’s Board of Directors (the “Board”);

•	Proposal 2 – the ratification of the appointment of Ernst & Young LLP as the independent registered public accounting firm of the Company and its subsidiaries for the fiscal year ending December 31, 2020;

•	Proposal 3 – an advisory vote to approve the compensation of the Company’s named executive officers, as presented in the Company’s definitive proxy statement;

•	Proposal 4 – a stockholder proposal regarding stockholder action by written consent;

•	Proposal 5 – a stockholder proposal regarding a report on lobbying spending; and

•	Proposal 6 – a stockholder proposal regarding global warming-related lobbying activities.

Each proposal is described in detail in the Company’s definitive proxy statement, which was filed with the Securities and Exchange Commission on April 9, 2020.

At the Annual Meeting, the Company’s stockholders elected each director nominee to the Board and ratified the appointment of Ernst & Young LLP as the independent registered public accounting firm of the Company and its subsidiaries for the fiscal year ending December 31, 2020. The stockholders approved, in an advisory vote, the compensation of the Company’s named executive officers, as presented in the Company’s definitive proxy statement. The stockholder proposals were not approved by the Company’s stockholders. The final voting results for each proposal, including the number of votes cast for and against, and the number of abstentions and broker non-votes, as applicable, are set forth below.

Proposal 1 – Election of Directors

In accordance with the Company’s Amended and Restated Bylaws, the Company’s stockholders elected a total of 13 director nominees to the Board, of which 11 director nominees were elected by the holders of the Company’s common stock, one director nominee was elected by the holder of the Company’s one share of Class Pilot MEC Junior Preferred Stock, and one director nominee was elected by the holder of the Company’s one share of Class IAM Junior Preferred Stock.

The holders of the Company’s common stock elected the 11 director nominees listed in the table below.

	For	Against	Abstain	Broker Non-Votes
Carolyn Corvi	176,529,805	1,830,148	830,923	40,328,188
Barney Harford	175,512,649	2,831,863	846,364	40,328,188
Michele J. Hooper	175,779,650	2,575,791	835,435	40,328,188
Walter Isaacson	173,920,876	4,380,509	889,491	40,328,188
James A. C. Kennedy	175,662,210	2,633,912	894,754	40,328,188
J. Scott Kirby	175,653,735	2,933,013	604,128	40,328,188
Oscar Munoz	176,447,295	2,198,523	545,058	40,328,188
Edward M. Philip	170,026,927	8,208,332	955,617	40,328,188
Edward L. Shapiro	175,626,639	2,743,037	821,200	40,328,188
David J. Vitale	173,896,024	4,481,277	813,575	40,328,188
James M. Whitehurst	174,904,887	3,438,856	847,133	40,328,188

In addition, the United Airlines Pilots Master Executive Council of the Air Line Pilots Association, International (“ALPA”), the holder of the Company’s one share of Class Pilot MEC Junior Preferred Stock, elected Todd M. Insler as the ALPA director, and the International Association of Machinists and Aerospace Workers (“IAM”), the holder of the Company’s one share of Class IAM Junior Preferred Stock, elected Sito J. Pantoja as the IAM director.

Proposal 2 – Ratification of Appointment of Ernst  & Young LLP as the Independent Registered Public Accounting Firm of the Company and its Subsidiaries for the Fiscal Year Ending December 31, 2020

The Company’s stockholders ratified the appointment of Ernst & Young LLP as the independent registered public accounting firm of the Company and its subsidiaries for the fiscal year ending December 31, 2020.

For	Against	Abstain	Broker Non-Votes
214,498,234	3,432,620	1,588,212	—

Proposal 3 – Advisory Vote to Approve the Compensation of the Company’s Named Executive Officers

The Company’s stockholders approved, in an advisory and non-binding vote, the compensation of the Company’s named executive officers, as presented in the Company’s definitive proxy statement.

For	Against	Abstain	Broker Non-Votes
171,786,866	6,344,808	1,059,204	40,328,188

Proposal 4 – Stockholder Proposal Regarding Stockholder Action by Written Consent

The stockholder proposal regarding stockholder action by written consent was not approved by the Company’s stockholders.

For	Against	Abstain	Broker Non-Votes
43,164,477	134,949,916	1,076,485	40,328,188

Proposal 5 – Stockholder Proposal Regarding a Report on Lobbying Spending

The stockholder proposal regarding a report on lobbying spending was not approved by the Company’s stockholders.

For	Against	Abstain	Broker Non-Votes
51,325,465	126,778,616	1,086,797	40,328,188

Proposal 6 – Stockholder Proposal Regarding a Report on Global Warming-Related Lobbying Activities

The stockholder proposal regarding a report on global warming-related lobbying activities was not approved by the Company’s stockholders.

For	Against	Abstain	Broker Non-Votes
56,036,423	122,126,486	1,027,969	40,328,188

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UNITED AIRLINES HOLDINGS, INC.

	By:	/s/ Jennifer L. Kraft
	Name:	Jennifer L. Kraft
	Title:	Vice President and Secretary

Date: May 22, 2020